Exhibit 10-01

Amendment to Share Exchange Agreement

SHARE EXCHANGE AGREEMENT

between

AMERICANA GOLD AND DIAMOND HOLDINGS, INC.

and

JERRY G. MIKOLAJCZYK

and

PLATINUM WORKS, INC.

SHARE EXCHANGE AGREEMENT

        The Share Exchange Agreement (the “Agreement”) dated as of the 12th day of January 2004, amongst Americana Gold and Diamond Holdings, Inc., a Delaware corporation (hereinafter referred to as “AGDM” or “Buyer”), Jerry G. Mikolajczyk, (hereinafter referred to as the “Shareholder” or the “Seller”) and Platinum Works, Inc., a Florida corporation (hereinafter referred to as the “Company”), is amended effective as of June 22, 2004 as follows:

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF AGDM TO CLOSE

The obligations of AGDM under this Agreement are, at the option of AGDM, subject to the fulfillment of the following conditions at, or prior to, the closing date by PWI:

Article 5.06 shall be eliminated entirely:

Article 5.06, Completion of Phase I Testing. “Prior to Closing, PWI shall have completed the Phase 1 testing for the North Fork 14 project and the results must indicate the presence of sapphire deposits sufficient for exploitation.

Article 5.07 shall be eliminated entirely:

Article 5.07, Tax Returns. Prior to Closing, PWI shall deliver to AGDM copies of all federal and state income tax returns required to be filed by PWI as of the date of Closing.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF PWI TO CLOSE

The obligations of PWI under this Agreement are, at the option of PWI, subject to the fulfillment of the following conditions at, or prior to, the closing date by AGDM:

Article 6.05 shall be eliminated entirely:

Article 6.05, Filings of Required reports with the Securities and Exchange Commission. Prior to Closing, AGDM shall be required to file through March 31, 2004, all required reports with the Securities and Exchange Commission including but not limited to all Form 10-QSBs and Form 10-KSBs. AGDM shall also be required to file and distribute to its Shareholders an Information Statement. If an Information Statement is not prepared, AGDM shall be required to obtain an opinion letter from its legal counsel opining that an Information Statement is not required as a condition of Closing of the transaction with PWI.

Article 6.06 shall be eliminated entirely:

Article 6.06, Trading Status. At Closing, AGDM shall either be trading or approved for trading on the NASD’s Over-the-Counter Bulletin Board.

Article 6.09 shall be eliminated entirely:

Article 6.09, Tax Returns. Prior to Closing, AGDM shall deliver to PWI copies of all federal and state income tax returns required to be filed by AGDM as of the date of Closing.

The balance of the Agreement shall remain in full force and effect. This Agreement is entered into agreement the date first entered above.

AMERICANA GOLD AND DIAMOND HOLDINGS, INC.

/s/ Daniele L. Forigo
BY: Daniele L. Forigo
President

PLATINUM WORKS, INC.

/s/ Jerry G. Mikolajczyk
BY: Jerry G. Mikolajczyk
President & CEO

JERRY G. MIKOLAJCZYK

/s/ Jerry G. Mikolajczyk
Jerry G. Mikolajczyk
Individually and on behalf of any selling shareholder